Exhibit 5.1

January 3, 2024

EchoStar Corporation
100 Iverness Terrace E.
Englewood, CO 80112

Ladies and Gentlemen:

I am the Chief Legal Officer and Secretary of EchoStar Corporation, a Nevada corporation (“EchoStar” or the “Company”). I have acted as counsel in connection with the registration statement filed on Form S-3 (the “Registration Statement”), which EchoStar has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), which includes a base prospectus (the “Base Prospectus”), relating to the registration of an indeterminate amount of securities of EchoStar, including (i) shares of Class A common stock of EchoStar, par value $0.001 per share (the “Class A common stock”), (ii) shares of preferred stock of EchoStar, par value $0.001 per share (the “Preferred Stock”), (iii) one or more series of EchoStar’s debt securities (the “Debt Securities”) to be issued under an indenture to be entered into between EchoStar, as issuer, and a trustee (an “Indenture”), (iv) subscription rights evidencing the right to purchase Class A common stock, Preferred Stock or Debt Securities or any combination thereof (the “Subscription Rights”), (v) warrants to purchase Class A common stock, Preferred Stock or Debt Securities or any combination thereof (the “Warrants”), and (vi) units that include any of the Class A common stock, Preferred Stock, Debt Securities, Subscription Rights, Warrants, in any combination (the “Units” and, together with the Class A common stock, the Preferred Stock, the Debt Securities, the Subscription Rights, and the Warrants, the “Securities”). The Securities are to be sold from time to time as set forth in the Registration Statement, the Base Prospectus and supplements to the Base Prospectus (the “Prospectus Supplements”). The Subscription Rights may be issued under one or more subscription rights agreements (each, a “Subscription Rights Agreement”) between the Company and a third party to be identified therein as rights agent. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a third party to be identified therein as warrant agent. The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as unit agent. The Indenture, the Subscription Rights Agreement, the Warrant Agreement and the Unit Agreement are collectively referred to herein as the “Agreements.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

I have reviewed originals, or copies certified or otherwise identified to my satisfaction as copies of originals, of the various proceedings taken by EchoStar, and I have examined such other agreements, instruments, documents and corporate records of EchoStar as I have deemed necessary or appropriate in order to deliver this opinion.

In rendering the opinions expressed below, I have assumed that (i) the Registration Statement and any supplements and amendments thereto will comply with all applicable laws (and will remain effective and in compliance at the time of issuance of any Securities thereunder), (ii) a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby, (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the board of directors of the Company (the “Board of Directors”) (or an authorized committee thereof), any Certificate of Designation (as defined below), as applicable, applicable law and in conformity with such Security’s applicable Agreement, (iv) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times when the Securities are offered or sold by the Company, (v) the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and applicable Prospectus Supplement(s), (vi) that a definitive purchase, underwriting, subscription, placement agency or similar agreement with respect to the Securities offered under the Registration Statement will have been duly and validly executed and delivered by the Company and the other parties thereto, (vii) any Debt Securities, Subscription Rights, Warrants or Units offered under the Registration Statement, and the related Agreement, will be executed in the forms incorporated by reference in the Registration Statement, and (viii) each Agreement will be duly authorized, executed and delivered, by all of the parties thereto, and each party to each of the Agreements will satisfy all other legal requirements that are applicable to it to the extent necessary to make each Agreement enforceable against it.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, I am of the opinion that:

(1)            Class A Common Stock. When (i) the Registration Statement has become effective under the Act, (ii) the terms of sale of the Class A common stock have been duly established in conformity with EchoStar’s amended and restated articles of incorporation, and (iii) certificates representing such shares of Class A common stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable purchase, underwriting, subscription, placement agency or similar agreement approved by the Board of Directors (or an authorized committee thereof), or (b) upon the exercise, conversion or component of any Securities in accordance with the terms of such Securities or applicable Agreement providing for such conversion or exercise as approved by the Board of Directors (or an authorized committee thereof), upon payment of the consideration therefor (not less than the par value of the Class A common stock) provided for therein, the Class A common stock will be validly issued, fully paid and nonassessable.

(2)            Preferred Stock. When (i) the Registration Statement has become effective under the Act, (ii) a Certificate of Designation (the “Certificate of Designation”) has been duly filed with the Secretary of State of the State of Nevada, (iii) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with EchoStar’s amended and restated articles of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon EchoStar and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over EchoStar, and (iv) certificates representing such shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable purchase, underwriting, subscription, placement agency or similar agreement approved by the Board of Directors (or an authorized committee thereof), or (b) upon the exercise, conversion or component of any Securities in accordance with the terms of such Securities or applicable Agreement providing for such conversion or exercise as approved by the Board of Directors (or an authorized committee thereof), upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, the Preferred Stock will be validly issued, fully paid and nonassessable.

The opinions expressed above are limited to questions arising under the law of the State of Nevada. I do not express any opinion as to the law of any other jurisdiction. With respect to all matters of New York law, I note that you have received an opinion, dated as of the date hereof, of White & Case LLP. I express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, I have assumed such matters.

The opinions expressed above are as of the date hereof only, and I express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which I learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. I assume no responsibility to update this opinion letter for, or to advise you of, any facts or circumstances of which I become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

I have relied as to certain matters on information obtained from public officials, officers of EchoStar and other sources believed by me to be responsible.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the making of the statements with respect to me which are set forth under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Chief Legal Officer and Secretary

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